Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/16/2021 03:24 PM
Original ID: 2019-000840011
Amendment ID: 2021-003177918

Profit Corporation
Articles of Amendment

1. Corporation name:

EVAP Technology Inc.

2. Article number(s) FIRST, FIFTH is amended as follows:

FIRST:
EVAP Technology Inc. will further be known as AURI INC.

FIFTH:
2 classes of preferred stock, class A and class K. Class A preferred shares at 100,000 units.
Assign 50,000 to CEO Mr. Edward Vakser, par value at $5.00.

Preferred Class K (a Super K voting shares) 10,000 equals 100% corporate vote.

Assigning 10,000 super K voting shares to Mr. Edward Vakser equals to 100% of corporate vote. No par value, voting shares only.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/08/2021
(Date – mm/dd/yyyy)

Received
AP... 021
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Shelbie Snyder **Date:** 04/08/2021

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Shelbie Snyder, on behalf of

Title: Capital Administrations, LLC
Authorized Agent for
EVAP Technology Inc.

Contact Person:

Daytime Phone Number:

Email:

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
☐ Please submit one **originally signed** document.
☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **AURI INC.**
Old Name: **EVAP Technology Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **16th** day of **April**, **2021**

Secretary of State

By: Anneleisa Renner

Filed Date: 04/16/2021